UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Quotesmith.com, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)

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[LOGO]

A New And Better Way To Buy Insurance

[LOGO]

Self-Directed Buyers are Growing in Numbers

•                  Insurance already an information-based “virtual” product

•                  Internet best place to centralize information

•                  Ideal frontier for innovation

[GRAPHIC]

Yikes! Insurance is Too Complex!

•                  Infinite policy variations

•                  Coverage types

•                  Exclusions

•                  Rules

•                  State regulations

•                  Confusing pricing structure

[GRAPHIC]

Current Distribution Systems Not Information-based

Independent Agent

Carrier A	Carrier B

Carrier C

Agent

Consumer

One Company

Carrier

Captive Agent

Consumer

Direct

Carrier

Consumer

[LOGO]

Mr. Industry:  “Online insurance sales won’t work!”

[GRAPHIC]

[GRAPHIC]

QUOT’s Timeline

1984-1993

First online insurance quote service

1993

Launched direct-to-consumer quote service by mail

1996

Launched instant quotes on Internet

1999

Aug. 1999 IPO “QUOT”

2001

2001 purchase of Insure.com

2004

2004 Purchase of Life Quotes

[LOGO]

Quotesmith.com:

The Confusion to Clarity Solution

[LOGO]	[LOGO]	[GRAPHIC]

Customer

The Quotesmith.com Solution

Reversing the Balance of Power

Convenience

Research on 24x7 private basis

Choice

Buy from the company of your choice

Selection

Instant, accurate quotes from over 200 companies

Control

Buyer remains in control at all times

Service

Receive service from experienced reps

QUOT’s Business Model:

Best Model to Serve Self-Directed Buyers

•                  End-to-end transaction processing eliminates insurance mystery and buyer stress

•                  Fast, convenient, accurate

•                  Private!

•                  Online model offers best scalable margin expansion

•                  Online model offers widest moat:

•                  No quick or easy way to duplicate

[GRAPHIC]

Phone Center Sales: The Missing Link

Some buyers need a phone conversation

•                  Advice

•                  Security of a live person

•                  A little nudge

[GRAPHIC]

[LOGO]

March 2004:

Quotesmith.com

Acquires Life Quotes

Completes the Business Model

Life Quotes Provides

•                  $10 million of annual revenue with profits

•                  45 Licensed Telephone Sales Agents

•                  Inbound and Outbound Call Center

•                  Strong Brand Recognition (founded 1979)

•                  Ability to Service the Reluctant Internet Buyer

Life Quotes Synergies

•                  800 Number in Insure.com Ads

•                  Use of Insure.com quoting and order entry technology

•                  Sales of auto, health and homeowners insurance to Life Quotes customers

•                  Better conversion of leads from existing advertising & Insure.com Web site

Quotesmith.com Strengths

•                  Experienced team in place

•                  Ownership of best   insurance database

•                  200,000+ customer base

•                  Strong offerings in life, health, home and auto

•                  Sales online or by phone

[GRAPHIC]

Solid Progress in Customer Acquisition

[CHART]

[LOGO]

Operating Model Progress

	1999	2000	2001	2002	2003

Revenue	100%	100%	100%	100%	100%
Marketing	171%	159%	80%	27%	49%
Operations	65%	49%	68%	72%	35%
G&A	42%	29%	40%	30%	34%
Operating Income	-179%	-137%	-87%	-29%	-18%

2001 – 2003

Operating Results

	2001	2002	2003

Revenue	$8,851	$10,777	$9,737

Expenses:
Marketing	7,053	2,912	4,735
Operations	6,004	7,756	3,394
G&A	3,503	3,194	3,349

Operating (Loss)	(7,709)	(3,085)	(1,741)

Investment Income	1,076	359	460

Net (Loss)	$(6,633)	$(2,726)	$(1,281)

Solid Capital Base

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•                  $15 million in cash and marketable securities

•                  Debt-free

•                  Operations only used $770,000 in 2003

•                  $13 million new capital from Zions

Source:  Company Estimates Under Reg. FD

[LOGO]

A New And Better Way To Buy Insurance